PLAYSTUDIOS, Inc. Confidential February 28th, 2023 TO: All playMAKERS VIA E-MAIL As we all know, we play in one of the largest and most dynamic segments of the entertainment industry. Every day, we respond to the evolving tastes and preferences of our players, the proliferation of new technologies, and the unrelenting demand to quicken our operating cadence. To thrive in this demanding environment, we must apply to the design of our organization the same creative thinking and disciplined decision-making that drive the success of our games. While the last few years have presented us with a number of unprecedented challenges, they have also opened up new opportunities. During this time, we have taken the company public, secured the rights to the iconic Tetris game, enriched our playAWARDS capabilities with the acquisition of WonderBlocks, and diversified our portfolio with the purchase of Brainium. We’ve also tapped new global markets for creative and technical talent, establishing studios in Southeast Asia and Eastern Europe, and seeding new teams in Latin America. As a result, we have scaled the company and its development capacity in a way that allows us to be flexible and stay competitive. Recently, we began the process of implementing a set of wide-reaching organizational changes to better align the talent and capabilities across studios with our current business needs. More specifically, we have moved away from the regional management of products and key initiatives to the global oversight of our two primary business divisions – playGAMES, responsible for developing, publishing, and operating our mobile apps, and playAWARDS, responsible for scaling and operating our loyalty marketing platform. As part of this continuing effort, we are further refining our operating framework by consolidating and refocusing some of our key business activities. More notably:

PLAYSTUDIOS, Inc. Confidential • Game Management - Our Israel studio excels in operating and monetizing games, as demonstrated by the performance of our award-winning POP! Slots and MGM Slots Live titles. To more fully leverage this expertise, myVEGAS Slots and myKONAMI Slots will now be led and managed by our playMAKERS in Tel Aviv. • R&D, Creative & Production – Our playMAKERS in Eastern Europe, Asia, and Latin America have shown their ability to create and execute at scale and to elevate the production standards that have become a hallmark of our games. Their studios will now become our primary centers for content development and production. • Loyalty Leadership & Execution – Our Las Vegas playMAKERS, many of whom are seasoned veterans of the hospitality and loyalty marketing industry, work tirelessly to maintain the level of customer intimacy that informs nearly everything we do. Their studio will remain the center of all things related to playAWARDS, including the continued development of our platform and tools, servicing our reward partnerships, managing our players, and hosting our real-world events. • Genre Mastery – We recognize and respect the nuances that are unique to each style of game. As such, we are committed to acquiring, nurturing, and expanding our capabilities across the collection of genres reflected in our portfolio. In this spirit, we will continue to look to our colleagues at Brainium to advance and expand our casual games, our team in Singapore to contribute to our puzzle initiatives, and our slotSTUDIO to elevate the core content of our chance-based games. • Infrastructure & Platform Development – Our operating infrastructure, along with our generalized platforms and tools, will continue to be advanced by our capable teams in Tel Aviv, Asia, and the US. With this in mind, we are reducing our presence in Hong Kong and Austin, and making other select adjustments that will result in a global reduction of 120 playMAKERS. All those who are impacted by this transition have already been contacted by their respective team leaders. We will also be hosting several town-hall meetings over the next few days where we will discuss these changes in more detail.

PLAYSTUDIOS, Inc. Confidential These decisions, while difficult, are necessary. On a very personal level they affect a number of our colleagues who have shared our vision and worked hard to help us achieve it. They’ve been amazing partners and friends, who have shaped our work- experience while helping us create incredible games and lasting memories for millions of players. We promise to honor their contributions by handling their transition in the most thoughtful, compassionate, and responsible way possible. As we work through these changes in the weeks and months ahead, we must not lose sight of our core values. We play to win. We play together. We never forget the player. In this spirit, we will continue to invest in our business and enhance our capacity to create and innovate. We recently celebrated the 10-year anniversary of our very first game - myVEGAS on Facebook. Looking back, I will be forever grateful to all the playMAKERS, past and present, whose talent and tenacity has carried us to where we are today. Looking forward, I truly believe that we are just getting started, and that with renewed focus and purpose we will make the best of what’s ahead.